EXHIBIT 99.1

PRESS RELEASE

Waste Services, Inc. Announces $300 Million Refinancing
BURLINGTON, Ontario, October 8, 2008 /PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII), a multi-regional, integrated solid waste services company, announced today that it has completed the refinancing of its term loan and revolving credit facilities with a new dual-currency credit facility totaling approximately US$300 million. The new credit facility consists of a US$39.9 million term loan, a CD$132.1 million term loan and US$139.6 million in a dual-currency revolving credit line. The term loans and revolver mature in 2013 and bear interest at LIBOR plus 3.5% on U.S. borrowings and a comparable rate on Canadian borrowings. The facility has been provided by a consortium of nine commercial banks with Barclays Capital and Banc of America Securities LLC serving as Joint Lead Arrangers and Joint Lead Bookrunners.
Waste Services’ President and Chief Executive Officer, David Sutherland-Yoest, applauded the new facility. “Barclays Capital and Bank of America have done an outstanding job during a turbulent period in the capital markets to provide us with an attractive new credit facility. The success of this offering speaks volumes about the relatively low risk nature of our assets and the recession resistant nature of the waste industry in general.”
Waste Services’ Chief Financial Officer, Ed Johnson, commented that the new credit facility will almost immediately generate several significant benefits for the Company. “This new facility replaces our old revolving credit line which was approaching maturity in April 2009. It also has allowed us to put a substantial portion of our debt into Canada, helping us offset our Canadian profits where we are a cash tax payer. In addition, the new agreement is structured with a smaller term loan portion and a larger revolving portion, enabling us to use our cash more efficiently by giving us the flexibility to pay down debt with our excess cash without compromising our liquidity. In summary, this new facility improves our financing structure, significantly extends our debt maturities and provides us with usable dry powder for the opportunities that we expect will present themselves.”
About Waste Services, Inc.
Waste Services, Inc., a Delaware corporation, is a multi-regional, integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. Waste Services’ operating strategy is disposal based, whereby the Company enters geographic markets with attractive growth or positive competitive characteristics by acquiring and developing landfill disposal capacity, then acquiring and developing waste collection and transfer operations. For more information about Waste Services, Inc., visit the company’s website: www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.
Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2007. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
For information contact:
Edwin D. Johnson
Executive Vice President and
Chief Financial Officer
Waste Services, Inc.
561-237-3400
J. Todd Atenhan
Investor Relations
888-917-5105